EXHIBIT 99

               DualStar Notified of Removal from OTCBB

    LONG ISLAND CITY, N.Y.--(BUSINESS WIRE)--Jan. 19, 2005--DualStar Technologies Corporation (OTCBB:DSTRE) (the "Company") announced that it has been notified that the Company's common stock will no longer be eligible for quotation on the OTC Bulletin Board effective at the opening of business on Thursday, January 20, 2005. Thereafter, the Company's common stock may only be quoted on the "pink sheets" maintained by the Pink Sheets LLC.

    About DualStar

    DualStar Technologies Corporation, through its subsidiaries, has provided electrical contracting, mechanical contracting (HVAC), and building control services.

    This press release and the materials referred to herein contain forward-looking statements regarding DualStar's business and future plans of operations. When used herein, the words "intends," "expects," "plans," "estimates," "projects," "believes," "anticipates," "contemplates," "represents" and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties. The actual events, including those factors set forth in DualStar's periodic filings with the Securities and Exchange Commission (available to the public at www.sec.gov), may cause the actual results and performance to differ materially from the future results expressed in or implied by such forward-looking statements. The forward-looking statements contained in this press release speak only as of the date hereof and DualStar disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in DualStar's expectations or future events.

    CONTACT: DualStar Technologies Corporation
             Michael Giambra, 718-784-2514 ext. 221
             Fax: 718-784-2472
             dstr@dualstar.com